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                                                                    EXHIBIT 4.6


                           RIGHTS AGREEMENT AMENDMENT



               This Amendment, dated as of November 9, 2002, to the Rights Agreement, dated as of June 5, 1998 (the "Rights Agreement"), is between Hyseq, Inc., a Nevada corporation (the "Company"), and U.S. Stock Transfer Corporation, as Rights Agent (the "Rights Agent").

               The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

               In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

               1. Section 1.1 of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

               "1.1. (a) Subject to Section 1.1(b), "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company Group or any member or members thereof (ii) the Existing Holder so long as the Existing Holder shall be the Beneficial Owner of not greater than 40% of the Common Shares of the Company then outstanding (iii) Variagenics, Inc., a Delaware corporation, or any Affiliate or Associate thereof (collectively, "Variagenics"), (iv) Shareholder 1, or any Affiliate or Associate thereof (collectively, "Shareholder 1") or
               (v) Shareholder 2, or any Affiliate or Associate thereof (collectively, "Shareholder 2"); provided, however, that Variagenics, Shareholder 1 and Shareholder 2 will become an "Acquiring Person" in the event that he, she or it, as the case may be, becomes the Beneficial Owner of an aggregate of 15% or more of the Common Shares of the Company then outstanding other than pursuant to the terms of the Agreement and Plan of Merger dated as of November 9, 2002 (the "Merger Agreement"), among the Company, Vertical Merger Corp., a Delaware corporation, and Variagenics, the Voting Agreements (as defined in the Merger Agreement) or the transactions contemplated thereby. "EXISTING HOLDER" shall mean George B. Rathmann together with all of his Affiliates and Associates, until such time as George



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               B. Rathmann, together with all of his Affiliates and Associates, cease to beneficially own any Common Shares. Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (or, in the case of the Existing Holder, 40%) or more of the Common Shares of the Company then outstanding; provided, however, that if a Person other than the Existing Holder shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be an Acquiring Person at any time for any purposes of this Agreement.

               (b) Notwithstanding anything in this Rights Agreement to the contrary, the term Acquiring Person shall not include any Person that is an Approved Stockholder (so long as such Person remains an Approved Stockholder), and no Approved Stockholder shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to more than 27.5% of the Common Shares of the Company then outstanding; provided, however, that if such Person shall become the Beneficial Owner of more than 27.5% of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person.""

               2. Section 1.12 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

               "Notwithstanding anything in the Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely



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               as a result of the approval, execution and/or delivery of the
               Merger Agreement and/or the Voting Agreements (as defined in the Merger Agreement), and/or the consummation of the transactions contemplated thereby."

               3. Section 3.1 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

               "Notwithstanding anything in the Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of the approval, execution and/or delivery of the Merger Agreement and/or the Voting Agreements (as defined in the Merger Agreement), and/or the consummation of the transactions contemplated thereby."

               4. Section 11.1.2 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

               "Notwithstanding anything in the Agreement to the contrary, no rights under this Section 11.1.2 shall arise or be triggered, and no event described in Section 11.1.2 shall be deemed to have occurred solely as a result of the approval, execution and/or delivery of the Merger Agreement and/or the Voting Agreements (as defined in the Merger Agreement), and/or the consummation of the transactions contemplated thereby."

               5. Section 13.2 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

               Notwithstanding anything in this Agreement to the contrary, none of the approval, execution and/or delivery of the Merger Agreement and/or the Voting Agreements (as defined in the Merger Agreement), and/or the consummation of the transactions contemplated thereby shall result in the termination of the this Agreement or the Rights."

               6. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

               7. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               8. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

               9. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of



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the terms, conditions, obligations, covenants or agreements contained in the
Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

               10. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.



                            [SIGNATURE PAGE FOLLOWS]



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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

                                       HYSEQ, INC.


                                       By: /s/ Ted W. Love
                                          --------------------------------------

                                           Name: Ted W. Love
                                                --------------------------------

                                           Title: President and CEO
                                                 -------------------------------


                                       U.S. STOCK TRANSFER CORPORATION
                                       as Rights Agent


                                       By: /s/ Richard Tilton
                                          --------------------------------------

                                           Name: Richard Tilton
                                                --------------------------------

                                           Title: Assistant Vice President
                                                 -------------------------------



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